Vinings Investment Properties, L.P.
                             Tenth Amendment to the
              Amended and Restated Agreement of Limited Partnership


     This Tenth Amendment to the Amended and Restated Agreement of Limited Partnership of Vinings Investment Properties, L.P. is made as of January 1, 2001 by Vinings Investment Properties Trust, a Massachusetts business trust, as general partner (the "General Partner") of Vinings Investment Properties, L.P., a Delaware limited partnership (the "Partnership"), by Vinings Investment Properties Trust as a limited partner (the "Trust"), by The Vinings Group, Inc. (the "Withdrawing Limited Partner") and Peter D. Anzo and Stephanie A. Reed (the "Substituted Limited Partners") for the purpose of amending the Amended and Restated Agreement of Limited Partnership of the Partnership dated June 30, 1997, as amended (the "Partnership Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Partnership Agreement.

     WHEREAS, the Withdrawing Limited Partner has made a capital contribution and has been admitted as a Limited Partner of the Partnership; and

     WHEREAS, the Withdrawing Limited Partner desires to withdraw as a Limited Partner from the Partnership and transfer its entire Limited Partner interest in the Partnership totaling 10,758 Partnership Units to the Substituted Limited Partners as follows and the General Partner has consented to such transfer;

                              Peter D. Anzo 9,682
                            Stephanie A. Reed 1,076

     WHEREAS, Section 8.6 A of the Partnership Agreement provides for the redemption of Partnership Units held by Limited Partners; and

     WHEREAS, the Partnership has received a Notice of Redemption for a total of 3,299 Partnership Units and has redeemed those units pursuant to Section 8.6 A of the Partnership Agreement; and

     WHEREAS, the Trust has made a capital contribution and has been admitted as a Limited Partner of the Partnership;

     WHEREAS, the Trust has purchased and retired a total of 137 of its shares of beneficial interest ("Shares") and the General Partner wishes to adjust the interests in the Partnership pursuant to Section 4.1 of the Partnership Agreement to accurately reflect such redemption;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


THESE  SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND EXEMPTIONS FROM THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A
TRANSACTION WHICH IS EXEMPT UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACTS.

Section 1.        Transfer of Limited Partner's Interest.
---------         --------------------------------------

     (a) The Withdrawing Limited Partner does hereby sell, grant, convey, transfer, assign, set over and deliver unto the Substituted Limited Partners all of its interest in the Partnership, including, but not limited to, all rights to distributions and returns of capital (the "Interest").

     To have and to hold the Interest, together with all and singular rights, privileges and appurtenances thereto, and anywise belonging or in any way appertaining to the Withdrawing Limited Partner unto the Substituted Limited Partner, its successors and assigns, forever.

     (b) The Withdrawing Limited Partner hereby represents and warrants that it is the sole owner of legal and beneficial title to all of the Interest, that it has made no previous assignment of the Interest and that it owns the Interest free and clear of all liens, claims and encumbrances and has full authority to transfer and convey the Interest.

     (c) Pursuant to Section 11.4 of the Partnership Agreement, the General Partner hereby consents to the transfer of the Interest from the Withdrawing Limited Partner to the Substituted Limited Partners pursuant to Section 11.3 A of the Partnership Agreement.

     (d) The change in limited partnership interests in the Partnership shall become effective as of the date of this Agreement.


Section 2.        Redemption of Partnership Units.
---------         --------------------------------

     (a) Pursuant to Section 8.6 A of the Partnership Agreement, the General Partner has caused the Partnership to redeem a total of 3,299 Partnership Units in the Partnership.

     (b) The change in limited partnership interests in the Partnership shall become effective as of the date of this Agreement.


Section 3.        Change in Percentage Interest.
---------         ------------------------------

     (a) Pursuant to Section 4.2 of the Partnership Agreement, the Trust's interest in the Partnership shall be adjusted by the number of Units associated with the redemption of a total of 137 Shares and shall be reflected on Exhibit A;

     (b) The change in limited partnership interests in the Partnership shall become effective as of the date of this Agreement.


Section 4.        Amendment to Partnership Agreement.
---------         ----------------------------------

     To reflect the changes in limited partnership interests effected pursuant to Sections 1, 2 and 3 hereof, pursuant to Sections 4.2, 11.4 C and 14.1 B of the Partnership Agreement, the General Partner, as general partner of the Partnership and as attorney-in-fact for all its Limited Partners, hereby executes this instrument on their behalves and amends the Partnership Agreement by deleting Exhibit A thereto in its entirety and replacing it with the Exhibit A attached hereto.
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IN WITNESS  WHEREOF,  the General  Partner has executed this Amendment as of the date first written above.

                           VININGS INVESTMENT PROPERTIES TRUST
                           as General Partner



                           By:    /w/ Peter D. Anzo
                           -----------------------------------
                           Name:    Peter D. Anzo
                           Title:   President


                           VININGS INVESTMENT PROPERTIES TRUST
                           as Limited Partner



                            By:    /s/ Peter D. Anzo
                            ----------------------------------
                            Name:  Peter D. Anzo
                            Title: President


                            The Vinings Group, Inc.
                            as Withdrawing Limited Partner



                            By:     /s/ Peter D. Anzo
                            ----------------------------------
                            Name:   Peter D. Anzo
                            Title:  President


                            PETER D. ANZO
                             as Substituted Limited Partner



                            By:    /s/ Peter D. Anzo
                            ----------------------------------
                            Name:    Peter D. Anzo


                            Stephanie A. Reed
                             as Substituted Limited Partner


                            By:  /s/Stephanie A. Reed
                            ----------------------------------
                            Name:    Stephanie A. Reed

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